EXHIBIT 10.12

                        NATIONAL TECHNICAL SYSTEMS, INC.
                          2006 LONG-TERM INCENTIVE PLAN

8.    ARTICLE 1 - PURPOSE

      The purpose of National Technical Systems, Inc. 2006 Long-Term Incentive Plan is to retain the services of select employees of National Technical Systems, Inc. and any successor thereof (the "Corporation") and to motivate them to contribute to the growth and profits of the Corporation. This Plan is intended to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted in a manner consistent with that intention.

9.    ARTICLE 2 - DEFINITIONS

      For purposes hereof, unless otherwise clearly apparent from the context, where the following terms appear as proper nouns, they shall have the meanings indicated below.

2.1 Beneficiary: Any person or persons (including, without limitation, the trustees of any testamentary or inter vivos trust), as designated from time to time in writing pursuant to Article 5, to whom any benefits may be payable upon the death of a Participant.

2.2   Cause: Behavior of a Participant which constitutes any of the following:

      a.    Willfully   engaging  in  gross   misconduct   with  regard  to  the
            Corporation which is materially injurious to the Corporation,

      b. Gross negligence in the performance of the Participant's duties and responsibilities which is materially injurious to the Corporation,

      c. Refusal to follow proper and achievable written direction of the Board of Directors, provided that this shall not be Cause if the Participant in good faith believed the direction to be illegal, unethical or immoral and provides written notification of such belief to the Board of Directors,

      d. Being convicted of (or pleading nolo contendere to) a felony involving financial impropriety (or any other crime which would materially interfere with his service),

      e. Willfully breaching any material obligations under any agreement with the Corporation without proper justification,

      f. Material fraud or dishonesty with regard to the Corporation (other than good faith expense account disputes),

      g. Refusal to attempt to perform the Participant's responsibilities and duties after written notice, and

      h.    Entering  into  competition  with  the  Corporation  in any  line of
            business  in  which  the   Corporation   was  involved   during  the
            Participant's employment.

2.3 Change of Control: A change in the ownership of the Corporation, a change in the effective

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      control of the  Corporation  or a change in the ownership of a substantial portion of the assets of the Corporation as provided under Section 409A of the Code, as amended from time to time, and any Internal Revenue Service guidance, including Notice 2005-1, and regulations issued in connection with Section 409A of the Code.

2.4 Committee: The Compensation Committee of the Board of Directors of the Corporation, or such other persons as may be selected by the Compensation Committee or the Board of Directors to administer the Plan. The Committee may assign some of the routine administrative functions to any department of the Corporation or another organization as approved by the board..

2.5 Corporation: National Technical Systems, Inc., a California corporation, and any successor thereof, including any affiliated company that adopts this Plan with the consent of the Board of Directors of the Corporation.

2.6 Disabled or Disability: The circumstance where, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, the Participant is (i) unable to engage in any substantial gainful activity, or (ii) receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Corporation. For purposes of the Plan, the determination of a Participant's disability shall be made by the Committee with the Participant's participation or the participation of his legal representative. The Committee shall make the final and conclusive determination of disability based upon all the evidence presented to it and after due consideration of the information presented by the Participant or his legal representative.

2.7 Grant Date: The effective date on which the Committee grants Phantom Stock Full-Value or Phantom Stock Appreciation-Only Shares to a Participant.

2.8   Grant Price: The Value of a share of Phantom Stock on the Grant Date.

2.9 Maturity Date: The date on which a Participant's vested Phantom Stock Full-Value or Phantom Appreciation-Only Shares are deemed to mature under
      Section 4.1(a) below.

2.10  Maturity  Price:  The Value of a share of  Phantom  Stock on the  Maturity
      Date.

2.11 Participant: An employee and/or officer of the Corporation designated by the Committee to be eligible for participation in the Plan, who executes and returns to the Committee all forms necessary for participation in the Plan, including a related Participation Agreement if applicable.

2.12 Participation Agreement: A written award agreement executed by the Corporation and Participant. The Board shall determine the terms and conditions set forth in those award agreements in its sole discretion. The Phantom Stock award agreements shall indicate the extent to which the Phantom Stock rights are Phantom Appreciation-Only Shares or Phantom Stock Full-Value Shares, the Grant Price of those Phantom Stock rights, the Grant Date, and the applicable vesting schedules. The Board shall be under no obligation to grant Phantom Stock rights on a uniform basis among Participants.

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2.13  Phantom Stock  Appreciation-Only  Shares:  A form of Phantom Stock wherein the Participant receives a contractual right to receive the appreciation in the Value of a share of Phantom Stock pursuant to the Plan.

2.14 Phantom Stock: Phantom Stock represents a mere contractual right to payment of certain compensation in the future; not actual capital stock of, or ownership equity, in the Corporation or its assets.

2.15 Phantom Stock Full-Value Shares: A form of Phantom Stock wherein the Participant receives a contractual right to receive the full Value of a share of Phantom Stock pursuant to the Plan.

2.16 Plan: The National Technical Systems, Inc. 2006 Long-Term Incentive Plan effective September 7, 2006, including any Participation Agreement, and as from time to time amended and in effect.

2.17 Specified Employee: A person who is a specified employee as defined in the regulations issued under Section 409A of the Code. otherwise) of a Participant's service as an employee of the Corporation; provided that no Termination of Service will be deemed to have occurred unless it constitutes a "separation from service" within the meaning of Code Section 409A and the regulations thereunder.

2.19 Value: The Value of a share of Phantom Stock for any given date shall be the diluted earnings per share of the Corporation weighted over the prior three fiscal years, as recommended by the Committee and approved by the board, from the books and records of the Corporation maintained in accordance with the Corporation's customary accounting practices as of the close of the Corporation's fiscal year that immediately precedes the applicable Maturity Date of that Phantom Stock. The diluted earnings per share for each year will be weighted 50% for the most recent year, 35% for the preceding year and 15% for the second most recent year. This weighted average is multiplied by twenty to determine the Phantom Stock Value for the purposes of the Plan.

      The Board's determination of diluted earnings per share and Value shall be conclusive unless proven to be arbitrary and capricious. No Participant has the right to review the Corporation's books and records beyond the Corporation's statement of income for the relevant three years.

10.   ARTICLE 3 - ELIGIBILITY, GRANT AND VESTING

3.1 Eligibility/Grant. Eligibility to commence participation in this Plan shall be restricted to those employees and officers recommended by management and approved by the board. s As a condition of participation, eligible individuals shall timely complete all forms necessary for participation in the Plan under this Section, as determined by the Committee. A Participant shall be entitled to benefits, if any, in accordance with this Plan.

3.2 Grant of Phantom Stock Rights. The Board, in its sole discretion, may at any time grant to one or more Participants Phantom Stock rights on such terms and conditions, not inconsistent with the terms of this Plan document, as recommended by the Committee. All grants of Phantom Stock rights shall be evidenced by a Participation Agreement. The Board shall be

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      under no obligation to grant Phantom Stock rights on a uniform basis among
      Participants.

3.3 Vesting. The Participation Agreement shall vest as set forth in the Participation Agreement.

                  Except as otherwise provided for above or in the Participation Agreement, the Participant shall cease vesting in his or her Phantom Stock Full-Value Shares and Phantom Appreciation-Only Shares in the event of a Termination of Service for any reason as well as upon a Participant's Disability, the Change of Control of the Company, or the termination of the Plan. The Participant's unvested Phantom Stock Full-Value Shares and Phantom Appreciation-Only Shares shall terminate on such date. No Phantom Stock rights will be reinstated upon re-employment unless granted anew by the Board in its sole discretion.

11.   ARTICLE 4 - BENEFITS

4.1   Phantom Stock Full Value and Phantom Appreciation-Only Shares.

      a) Entitlement to Benefits (Maturity). A Participant's vested Phantom Stock Full-Value and Phantom Appreciation-Only Shares shall mature and the Participant shall be entitled to receive the amount provided for in Section 4.1(b) below for such vested Phantom Stock Full-Value and Phantom Appreciation-Only Shares commencing upon the earlier of the following dates ("Maturity Dates"): (i) the date on which the Participant becomes Disabled; (ii) the date on which the Participant dies; (iii) the date on which Participant has a Termination of Service for any reason other than Cause; (iv) the specified effective date of a Change of Control of the Corporation, and (v) the fourth anniversary of the grant year of the Shares. In the case of a Maturity Date described in clauses (i) through (v) above, any unvested Phantom Stock Full-Value and Phantom Appreciation-Only Shares and all rights to payment with respect thereto shall terminate on such Maturity Date.

      b)    Payment Amount and Timing.

                  (i) Phantom Appreciation-Only Shares. For each vested Phantom Appreciation-Only Share, the Participant shall be entitled to receive an amount in cash that is equal to the Maturity Price as of the Maturity Date less the Grant Price of the Phantom Appreciation-Only Share.

                  (ii) Phantom Stock Full-Value Shares. For each vested Phantom Stock Full-Value Share, the Participant shall be entitled to receive an amount in cash that is equal to the Maturity Price of the Phantom Stock Full-Value Share as of the Maturity Date.

                  (iii) Form and  Timing of  Payment.  Distributions  of Phantom
                        Stock Full-Value Shares or Phantom Appreciation-Only Shares will be paid in a lump sum on the 90th day following the applicable Maturity Date or the first business day thereafter if the 90th day is not a business day. Notwithstanding this Section 4.1(b) to the contrary, distributions of Phantom Stock Full-Value Shares or Phantom Appreciation-Only Shares shall be delayed in the event the Corporation reasonably anticipates that the payment would constitute a violation of applicable law. Additionally, the Corporation shall have the authority to delay distributions to the extent it deems necessary or appropriate

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                        to comply with Section  409A(a)(2)(B)(i) of the Internal
                        Revenue Code of 1986, as amended (relating to payments to certain "key employees" of certain publicly-traded companies); in such event, any distribution to which the Participant would otherwise be entitled during the six
                        (6) month period following the date of the Participant's Termination of Service will be distributed on the first business day following the expiration of such six (6) month period.

                  (iv) Termination of Service with Cause. Any provision in this Plan to the contrary notwithstanding, if the Participant has a Termination of Service for Cause, then all vested and unvested Phantom Stock Full-Value and Phantom Appreciation-Only Shares shall terminate as of the date of Termination of Service and the Participant shall not be entitled to receive any amount for such Phantom Stock Full-Value or Phantom Appreciation-Only Shares.

4.2 Tax Liability. The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with any distribution under the Plan, regardless of any action taken by the Corporation with respect to any tax withholding obligations that arise in connection with a Participant's participation in the Plan.

12.   ARTICLE 5 - BENEFICIARY

5.1 Designation. At the time participation in the Plan commences, or at any later date, each Participant shall designate a Beneficiary on the Designation Beneficiary Form (attached hereto as Exhibit A) to receive any benefits that may become payable hereunder in the event of his or her death (Beneficiary Designation). A Participant may change any such Beneficiary at any time prior to his or her death upon written notice to the Corporation.

5.2 Subsequent Beneficiary Designations. If the Participant shall have made more than one Beneficiary Designation, the Beneficiary Designation most recently filed with the Corporation prior to the time of the Participant's death shall govern.

5.3 No Beneficiary Designation. If any amounts under the Plan become payable following a Participant's death at a time when no Beneficiary Designation is applicable or when no Beneficiary is in existence, such payments shall be made in a lump sum to such Participant's surviving spouse, or if none, such amounts shall be paid to such Participant's estate.

13.   ARTICLE 6 - MISCELLANEOUS

6.1 Amendment and Termination. The Corporation, acting through the Committee, reserves the right to amend, in whole or in part, in writing, or to terminate this Plan at any time and in its sole discretion, with or without notice; provided, however, that no such action shall reduce the amount of a Participant's vested Termination Benefit prior to the date of any such amendment or termination. Any provision herein to the contrary notwithstanding, amendment or termination of the Plan shall not accelerate, directly or indirectly, the date on which distribution of any then vested benefit is to be paid unless such acceleration complies with the requirements of Code Section 409A and the regulations thereunder. In addition, notwithstanding any provision herein to the contrary, if the Corporation determines, after a review of the final regulations issued under Section 409A of the Code and all applicable Internal Revenue Service guidance, that this Plan should be amended to avoid triggering the tax and interest penalties imposed by Section 409A of the Code, the Corporation may amend

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      this Plan to the extent necessary to avoid triggering the tax and interest penalties imposed by Section 409A of the Code.

6.2 Insurance: The Corporation may purchase one or more insurance policies on the life of a Participant, as a means of providing, in whole or in part, for the payment of benefits hereunder. However, in such event neither such Participant, his designated Beneficiary, nor any other beneficiary shall have any rights whatsoever therein or in the proceeds therefrom. The Corporation shall be the sole owner and beneficiary of any such insurance policy and shall possess and may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for a Participant or any other person or as collateral security for any obligation of the Corporation hereunder. This Plan shall under no circumstances be deemed to constitute a contract of insurance.

6.3 No Contract of Employment: The Plan shall under no circumstance be deemed to have any effect upon the terms or conditions of employment of any employee of the Corporation whether or not he or she is a Participant hereunder. Neither the offering of the Plan, the payment of any expenses, costs or benefit amounts associated with the Plan, nor any documents published in connection with the Plan shall be construed as having created a contract of employment between the Participant and the Corporation. Nor shall it affect any right that the Corporation may have to terminate the service of such person at will.

6.4 Benefits not Transferable: Benefits under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance by any Participant or Beneficiary and any attempt to do so shall be null and void. Benefits under this Plan shall not be subject to or liable for the debts, contracts, liabilities, engagements or torts of any Participant or any Beneficiary, nor may the same be subject to attachment or seizure by any creditor of any Participant or any Beneficiary under any circumstances.

6.5 Capital Structure Adjustments. In the event of a change in the form of entity, recapitalization, reorganization, merger, consolidation, separation, financing, or like change in the organizational or capital structure of the Corporation, the Committee shall make such changes to the Plan as the Committee deems appropriate. These changes shall include, but are not limited to, changes to the definition of "Value" and "Corporation". The Board's determination shall be final, binding, and conclusive. The Committee shall interpret this section in a manner it believes (in its discretion) to be consistent with the intent to place Participants in substantially the same economic position as they would have had in the absence of such an organizational or capital structure change.

                        The Plan shall not affect, in any way, the right or power of the Corporation to make adjustments, re-classifications, reorganizations, or changes of its capital or business structures, to make distributions to its shareholders, or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

6.6 No Trust: No action by the Corporation or its Board of Directors under this Plan shall be construed as creating a trust, escrow or other secured or segregated fund or other fiduciary relationship of any kind in favor of any Participant or Beneficiary or any other persons otherwise entitled to benefits under the Plan. The status of the Participant and any Beneficiary with respect to any liabilities assumed by the Corporation hereunder shall be solely that of unsecured creditors of the Corporation. The Plan constitutes a mere promise by

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      the  Corporation  to make benefit  payments in the future.  Any  insurance policy or any other asset acquired or held by the Corporation in connection with liabilities assumed by it hereunder, shall not be deemed to be held under any trust, escrow or other secured or segregated fund or other fiduciary relationship of any kind for the benefit of a Participant or Beneficiary or to be security for the performance of the obligations of
      the   Corporation,   but  shall  be  and  remain  a  general,   unpledged,
      unrestricted asset of the Corporation at all times subject to the claims of general creditors of the Corporation. Notwithstanding the foregoing, the Corporation may transfer assets.

6.7 Plan Administration: The Plan shall be administered by the Committee. The Board and Committee shall have the exclusive authority, sole discretion and responsibility for all matters in connection with the operation and administration of the Plan. The Committee's powers and duties shall include, but not be limited to, the following: (a) responsibility for the compilation and maintenance of all records necessary in connection with the Plan; (b) authorizing the payment of all benefits under and expenses of the Plan; (c) authority to engage such legal, accounting and other professional services as it may deem proper. The board shall have (a) authority to interpret the Plan; and (b) authority to determine eligibility for benefits under the Plan and to resolve all issues of fact and law in connection with such determination. Decisions by the Board and Committee shall be final and binding upon all parties.

      The Committee, from time to time, may allocate to other persons or organizations any of its rights, powers, and duties with respect to the operation and administration of the Plan. Any such allocation shall be reviewed from time to time by the Committee; shall, unless the Committee specifies otherwise, carry such discretionary authority as the Committee possesses regarding the matter; and shall be terminable upon such notice as the Committee in its sole discretion, deems reasonable and prudent under the circumstances.

6.8 Satisfaction of Claims: Any payment to a Participant or Beneficiary or the legal representative of either, in accordance with the terms of this Plan shall to the extent thereof be in full satisfaction of all claims such person may have against the Corporation. The Corporation may require such payee, as a condition to such payment, to execute a receipt and release therefore in such form as shall be determined by the Corporation.

6.9 Governing Law: The Plan shall be construed, administered, and governed in all respects in accordance with the laws of the State of California without regard to applicable conflicts of law or choice of law principles. By electing to participate in the Plan, each Participant on behalf of himself and his beneficiaries irrevocably and unconditionally (a) submits to the exclusive personal jurisdiction of the United States Federal courts and the State of California state courts located in Los Angeles County, California ("California Courts") with respect to any lawsuit, claim or cause of action arising under or with respect to this Plan; (b) agrees that the California Courts shall have exclusive subject matter jurisdiction over any such lawsuit, claim or cause of action; (c) agrees that venue with respect to any such lawsuit, claim or cause of action is proper and most convenient in such California Courts; and (d) agrees not to assert or raise any objection to jurisdiction or venue in the California Courts. BY ELECTING TO PARTICIPATE IN THE PLAN, EACH PARTICIPANT, ON BEHALF OF HIMSELF AND HIS BENEFICIARIES, IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY AND ALL ACTIONS OR PROCEEDINGS BROUGHT WITH RESPECT TO ANY PROVISION OF THIS PLAN AND/OR WITH RESPECT

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      TO ANY CLAIMS ARISING OUT OF, OR RELATED TO, THIS PLAN.

6.10 Gender and Number: Words used herein in the masculine, feminine or neuter gender shall be construed as though they were also used in another gender in all cases where they would so apply. Words used herein in the singular or plural form shall be construed as though they were also used in the other form in all cases where they would so apply.

6.11 Severability: In the event that a court of competent jurisdiction determines that any provision of the Plan is in violation of any statute or public policy, only those provisions of the Plan that violate such statute or public policy shall be stricken. All provisions of the Plan that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any provision of the Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the Corporation in establishing the Plan.

6.12 Indemnification: The Corporation agrees to and shall indemnify and hold harmless each Indemnified Person (as hereinafter defined), to the full extent permitted by law and the Corporation's Articles of Incorporation and Bylaws, from and against all claims, losses, damages, causes of action, suits, and liability of every kind, including all expenses of litigation, court costs and reasonable attorney's fees and expenses, incurred in connection with the Plan. "Indemnified Person" shall mean each director, officer, Committee member, Claims Administrator or employee of the Corporation acting as a fiduciary of the Plan.

6.13 Expenses: The expenses of administering the Plan shall be borne by the Corporation.

6.14 Successors and Assigns: This Plan shall be binding on and inure to the benefit of the Corporation and the Participants and their Beneficiaries, and their respective heirs and assigns.

6.15 Captions. The captions of this Plan are descriptive only and do not affect the intent or interpretation of the Plan.

6.16 Notices. Any notice required or permitted to be given hereunder shall be in writing sent by either personal delivery, overnight delivery, or United Sates, registered or certified mail, return receipt requested, all of which shall be properly addressed with postage or delivery charges prepaid, to the Committee or Participant at their respective addresses described below, or at such other addresses as either the Corporation or Participant may hereafter designate to the other in writing:

            To the Committee:    National Technical Systems, Inc. 2006
                                 Supplemental Executive Retirement Plan

                                 24007 Ventura Blvd. Suite 200

                                 Calabasas, California 91302

            To any Participant:  To the Participant's last known address as shown in the

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                                 Corporation's Human Resource Department records

            Notices sent by personal delivery shall be deemed given upon actual receipt. Notices sent by overnight delivery shall be deemed given on the next business day. Notices sent via United States registered or certified mail shall be deemed given two business days from mailing.

ACKNOWLEDGED:

National Technical Systems, Inc.


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By                                                      Date